UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 10, 2008
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT		59116

(Address of principal executive offices)		(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
First Amendment to Stock Purchase Agreement
Termination of Credit Agreement
Credit Agreement
Security Agreement
Credit Agreement Re: Subordinated Term Note

Item 1.01 Entry into a Material Definitive Agreement.
On September 18, 2007, First Interstate BancSystem, Inc., (“Registrant”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with First Western Bancorp, Inc. (“First Western”) to acquire First Western’s banking and related data service subsidiaries. The Purchase Agreement was previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 19, 2007. Effective January 10, 2008, the Purchase Agreement was amended to reduce both the purchase price and the required adjustments to the acquired banks’ loan loss reserves by $2,300,000. The First Amendment to the Stock Purchase Agreement is attached hereto as Exhibit 10.20 and is incorporated herein by reference. The description of the First Amendment to the Stock Purchase Agreement set forth above is not necessarily complete and is qualified in its entirety by reference to the full text of the amendment.
On January 10, 2008, the Registrant completed the acquisition pursuant to the Purchase Agreement, as amended. See disclosure in Item 2.01 below. In conjunction with the completion of the acquisition, the Registrant entered into various material agreements to secure financing for the acquisition. These agreements are identified and summarized in Item 2.03 below.
Item 1.02 Termination of a Material Definitive Agreement.
On January 10, 2008, the Registrant entered into a Termination of Credit Agreement (“Termination Agreement”) terminating the Registrant’s unsecured revolving term loan (“Terminated Loan”) with its primary lender, Wells Fargo Bank, National Association. Under the terms of the Terminated Loan, the Registrant was able to borrow up to $25 million with interest payable monthly either at (i) a fluctuating rate equal to prime, or (ii) at a fixed rate equal to the London Interbank Offered Rate for the three-month U.S. Dollar deposits in Europe (“LIBOR”) plus 1.25%, as elected by the Registrant at the date of each advance. There were no amounts outstanding on the Terminated Loan as of the date of termination and no termination penalties were assessed.
The Termination Agreement is attached hereto as Exhibit 10.21 and is incorporated herein by reference. The description of the Termination Agreement set forth above is not necessarily complete and is qualified in its entirety by reference to the full text of the Termination Agreement.
Concurrent with execution of the Termination Agreement, the Registrant entered into a separate syndicated credit agreement with Wells Fargo Bank, National Association, as administrative agent, and various other lenders. The syndicated credit agreement supersedes the Terminated Loan. See disclosures related to the syndicated credit agreement under Item 2.03 below.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 10, 2008, the Registrant completed the acquisition of all of the outstanding stock of The First Western Bank Sturgis, Sturgis, South Dakota; First Western Bank, Wall, South Dakota; and, First Western Data, Inc., a South Dakota corporation. Total assets of the acquired entities aggregated approximately $925,000,000.
The entities were purchased from Christen Group, Inc. (“Seller”), formerly known as First Western Bancorp, Inc., pursuant to the Purchase Agreement, as amended. Consideration for the acquisition of $248,080,678, consisted of cash of $198,080,678 and 5,000 shares of newly issued 6.75% Series A Noncumulative Redeemable Preferred Stock (“Preferred Stock”) with an aggregate value of $50,000,000.

A description of the Preferred Stock issued pursuant to the Purchase Agreement is included in Item 3.02 below.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 10, 2008, the Registrant entered into a syndicated credit agreement (“Credit Agreement”) with the Registrant’s primary lender, Wells Fargo Bank, National Association, as administrative agent; U.S. Bank National Association; First Tennessee Bank, National Association; and, JPMorgan Chase Bank, National Association. The Credit Agreement supersedes the Registrant’s previous credit agreement with Wells Fargo Bank, National Association, as described in Item 1.02 above. The Credit Agreement is secured by all of the outstanding stock of First Interstate Bank, a wholly-owned bank subsidiary of the Registrant.
Under the terms of the Credit Agreement, the Registrant borrowed an aggregate amount of $50,000,000 on four variable rate term notes (collectively the “Term Notes”) maturing January 10, 2013. The Term Notes are payable in equal quarterly installments of $1,785,714 beginning March 31, 2008, with one final installment of $14,285,714 due at maturity. The initial interest rate on the Term Notes is 7.25%.
Under the terms of Credit Agreement, the Registrant may also borrow up to $25,000,000 on a revolving credit facility (“Revolving Notes”) with interest payable quarterly either at (i) a fluctuating rate equal to the higher of the Federal Funds rate plus 0.50% or prime or, (ii) at a fixed rate equal to LIBOR divided by a percentage equal to 1.00 minus the applicable percentage prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements applicable to eurodollar fundings plus 1.125%, as elected by the Registrant at the date of each advance. On January 10, 2008, the Registrant borrowed $9,000,000 on Revolving Notes maturing January 10, 2011 and bearing interest at an initial rate of 7.25%.
The Credit Agreement requires payment of an annual commitment fee ranging from 0.125% to 0.175% of the average daily unused Revolving Notes amount (depending on the Registrant’s funded debt ratio at the date of determination) and an annual administrative agency fee equal to $5,000 times the number of lenders existing when such fee is due. In the event of payment or performance default and continuing until the default is remedied, the Registrant is required to pay additional interest of 2.50% on all principal balances outstanding under the Credit Agreement. In addition, all outstanding principal and interest may become immediately due in the event of default by the Registrant.
The Credit Agreement contains various covenants that, among other things, establish minimum capital and financial performance ratios; and, place certain restrictions on indebtedness, nonperforming assets, the allowance for loan losses, the redemption and issuance of common stock and the amounts of dividends payable to shareholders. Significant covenants include the following:
•	Registrant’s double leverage ratio (as defined in the Credit Agreement) may not be more than 1.25 to 1.

•	Registrant must remain well-capitalized under regulatory capital adequacy guidelines.

•	Registrant’s allowance for loan losses must equal at least 100% of non-performing loans.

•	Registrant’s return on assets may not be less than 1.0%.

•	Registrant’s non-performing assets may not exceed 15% of equity capital plus the allowance for loan losses.

•	Registrant will not incur any debt, liability or obligation except (i) obligations arising under the Credit Agreement, (ii) indebtedness existing at the date of the Credit Agreement together with any extension, renewal or replacement of such indebtedness, (iii) indebtedness incurred by Registrant’s bank subsidiaries in the ordinary course of business, (iv) subordinated debt, (v) indebtedness that may be treated as regulatory capital, or (vi) other indebtedness with an aggregate principal balance of $5,000,000 or less.

•	Registrant may not declare dividends in excess of 37.5% of Registrant’s consolidated net income for the immediately preceding fiscal year.

•	Registrant may not repurchase or redeem shares of capital stock in an amount that, after subtracting proceeds from the sale of capital stock, exceeds 5% of Registrant’s consolidated net worth as of the end of the immediately preceding fiscal year.
The Credit Agreement contains customary representations, warranties, covenants, conditions, and events of default for agreements of such type. The Credit Agreement is attached hereto as Exhibit 10.22 and is incorporated herein by reference. The description of the Credit Agreement set forth above is not necessarily complete and is qualified in its entirety by reference to the full text of the Credit Agreement.
In connection with the Credit Agreement, the Registrant entered into a security agreement dated as of January 10, 2008 (the “Security Agreement”), with the Registrant’s primary lender, Wells Fargo Bank, National Association, as administrative agent, granting a first priority security interest in all of the stock of First Interstate Bank, the Registrant’s wholly-owned bank subsidiary, to secure the Registrant’s obligations under the Credit Agreement. The Security Agreement contains customary representations, remedies, and other provisions for agreements of such type. The Security Agreement is attached hereto as Exhibit 10.23 and is incorporated herein by reference. The description of the Security Agreement set forth above is not necessarily complete and is qualified in its entirety by reference to the full text of the Security Agreement.
On January 10, 2008, the Registrant entered into a subordinated credit agreement (“Subordinated Debt Agreement”) with First Midwest Bank. Under the terms of the Subordinated Debt Agreement, the Registrant borrowed $20,000,000 on a 6.81% unsecured term loan (“Term Loan”) maturing January 9, 2018, with interest payable quarterly and principal due at maturity. In the event of prepayment of any principal amount due under the Term Loan, whether by acceleration or otherwise, the Registrant is obligated to pay a funding indemnity equal to the difference between (i) the discounted cash flow of the principal installments prepaid together with interest scheduled to accrue thereon, determined as of the date of prepayment, minus (ii) the aggregate principal amount of the Term Loan that has been prepaid. The Term Loan qualifies as tier 2 capital under regulatory capital adequacy guidelines.
The Subordinated Debt Agreement contains customary representations, warranties, conditions, covenants, and events of default for agreements of such type. The Subordinated Debt Agreement is attached hereto as Exhibit 10.24 and is incorporated herein by reference. The description of the Subordinated Debt Agreement set forth above is not necessarily complete and is qualified in its entirety by reference to the full text of the document.
Proceeds from the borrowings under the Credit Agreement and Subordinated Debt Agreement were used to partially fund the acquisition described in Item 2.01 above.

Item 3.02 Unregistered Sales of Equity Securities.
As indicated in Item 2.01 above, consideration for the acquisition included the issuance of 5,000 shares Preferred Stock. The Preferred Stock is no par 6.75% Series A noncumulative redeemable preferred stock with an aggregate value of $50,000,000. The Preferred Stock was offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The investors are accredited investors as defined in Rule 501(a) of Regulation D and were full informed regarding the investment.
The Preferred Stock ranks senior to the Registrant’s common stock and to all equity securities issued by the Registrant with respect to dividend and liquidation rights. The Preferred Stock has no voting rights. Holders of the Preferred Stock are entitled to receive, when and if declared by the Registrant’s Board of Directors, noncumulative cash dividends at an annual rate of $675 per share (based on a 360 day year). Holders of the Preferred Stock are entitled to elect two directors in the event dividends are not paid for three consecutive quarters. The Preferred stock is subject to the indemnification obligations of Seller and the setoff rights of the Registrant pursuant to the Purchase Agreement.
The Registrant may, at its option, redeem all or any part of the Preferred Stock at any time after the fifth anniversary of the date issued, subject to certain conditions. The cash redemption price is equal to $10,000 per share, plus all accrued but unpaid dividends. The Preferred stock may be redeemed prior to the fifth anniversary of the date issued only in the event the Registrant is entitled to exercise its right of setoff for any obligation of Seller to indemnify the Registrant pursuant to the Purchase Agreement.
Following the tenth anniversary of the date issued, the Preferred Stock may be converted, at the option of the holder, into shares of the Registrant’s common stock at a ratio of 80 shares of common stock for every one share of Preferred Stock. Prior to conversion of the Preferred Stock, holder is required to enter a shareholder agreement with the Registrant that may restrict the holder’s right to transfer converted shares, including the creation of an irrevocable right of first refusal in the Registrant and provisions requiring the holder to transfer the shares to the Registrant in certain circumstances.
A copy of the Statements of Designations, Rights and Preferences and Limitations for the Preferred Stock (“Statement of Designations”) was previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 19, 2007. The description of the Preferred Stock set forth above is qualified in its entirety by reference to the full text of the Statement of Designations.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.20	First Amendment to Stock Purchase Agreement dated as of January 10, 2008, between First Interstate BancSystem, Inc. and Christen Group, Inc. formerly known as First Western Bancorp., Inc.

10.21	Termination of Credit Agreement dated as of January 10, 2008, between First Interstate BancSystem, Inc. and Wells Fargo Bank, National Association.

10.22	Credit Agreement dated as of January 10, 2008, among First Interstate BancSystem, Inc., as Borrower; Various Lenders; and Wells Fargo Bank, National Association, as Administrative Agent.

10.23	Security Agreement dated as of January 10, 2008, between First Interstate BancSystem, Inc. and Wells Fargo Bank, National Association, as administrative agent.

10.24	Credit Agreement Re: Subordinated Term Note dated as of January 10, 2008, between First Interstate BancSystem, Inc. and First Midwest Bank.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 16, 2008

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer